                                                                   EXHIBIT 10.12

                            MEMORANDUM OF AGREEMENT

                                 DECEMBER 1997


     DSND Shipping AS, Radhusgaten 23, 0158 Oslo, Norway, hereinafter called the Sellers, have agreed to sell, and Horizon Vessels, Inc., hereinafter called the Buyers, have agreed to buy:

     Name:    DSV "DSND Stephaniturm"
     Classification Society/Class:    Lloyds
     Built:    1978
     By:    Hitzler, Lauenburg, Germany
     Flag:    Bahamian
     Place of Registration:    Nassau
     Call Sign:    C6MN9
     Grt/Nrt:    1954/586
     Register Number:    725330

hereinafter called the Vessel, on the following terms and conditions:

     DEFINITIONS

     "Banking days" are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.

     "In writing" or 'written" means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, telex, telefax or other modern form of written communication.

     "Classification Society" or "Class" means the Society referred to in line 4.

1.   PURCHASE PRICE

     USD 17,500,000 (USDollar-seventeen millionfivehundredthousand)

2.   (CLAUSE 2 INTENTIONALLY DELETED)

3.   PAYMENT

     The said Purchase Price shall be paid in full free of bank charges to Fokus Bank ASA, Oslo, Norway, account no. ____________, on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect physically ready for delivery in accordance with the terms and conditions of this Agreement and Notice of Readiness has been given in accordance with Clause 5.

4.   INSPECTIONS

     (a) The Buyers have inspected and accepted the Vessel's classification records. The Buyers have also inspected the Vessel and have accepted the Vessel and the sale is outright and definite, subject only to the terms and conditions of this Agreement.

     (b) Clause 4(b) intentionally deleted.

5.   NOTICES, TIME AND PLACE OF DELIVERY

     (a) The Sellers shall keep the Buyers well informed of the Vessel's [SUBJECT TO THE IPO HAVING SUCCESSFULLY TAKEN PLACE, REFERENCE CLAUSE 17 AND 19]. When the Vessel is at the place of delivery and in every respect physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.

     (b) The Vessel shall be delivered and taken over at sea, in the North Sea.

     Expected time of delivery:   REFERENCE CLAUSE 17 AND 19

     Date of canceling (see Clauses 5c, 6b(iii) and 14); REFERENCE CLAUSE 17 AND 19

     (c) Should the Vessel become an actual, constructive or compromised total loss or otherwise sustain any damage not existing when the Vessel was inspected by the Buyers, the Buyers shall, upon paying to the Sellers the Purchase Price in full, see below, receive all insurance proceeds therefor and receive a credit against the Purchase Price in the amount of any deductible or the amount of damage not otherwise insured (in which case the Sellers shall deliver to the Buyers any and all documents necessary to establish that payment of the insurance proceeds for such damage to the Vessel will be made to the Buyers). The Sellers shall insure the Vessel with such underwriters and in such forms of insurance and with deductibles as are acceptable to the Buyers. The Sellers, upon reasonable notice by the Buyers, shall provide the Buyers with original cover notes evidencing such insurance, including evidence of hull and machinery insurance for the full replacement value of the Vessel and protection and indemnity insurance covering the Vessel.

6.   CLAUSE 6 INTENTIONALLY DELETED.

7.   SPARES/BUNKERS, ETC.

     The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare tall-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or unused, whether on board or not shall become the Buyers' property including spares on order. Forwarding charges, if any, shall be for the Buyers' account. The Sellers are required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. The radio installation and navigational equipment shall be included in the sale without extra payment if they are the property of the Sellers. Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment.

     The Buyers shall take over the remaining bunkers and unused lubricating oils in storage tanks and sealed drums and pay the current net market price (excluding barging expenses) at the port and date of delivery of the Vessel.

     Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price.

8.   DOCUMENTATION

     The place of closing:   Oslo/London

     In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery documents, namely:

     (a) Legal Bill of Sale in a form recordable in                   (THE
COUNTRY IN WHICH THE BUYERS ARE TO REGISTER THE VESSEL) warranting full title and warranting that the Vessel is free from all encumbrances, mortgages and maritime liens or any other debts or claims whatsoever, duly notarially attested and legalized by the consul of such country or other competent authority.

     (b) Current Certificate of Ownership Issued by the competent authorities of the flag state of the Vessel.

     (c) Confirmation of Class Issued within 72 hours prior to delivery.

     (d) Current Certificate Issued by the competent authorities stating that the Vessel is free from registered encumbrances.

     (e) Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion to the Buyers promptly and latest within four weeks after the Purchase Price has been paid and the Vessel has been delivered.

     (f) Any such additional documents as may reasonably be required by the competent authorities for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement.

     At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

     At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all plans etc., which are on board the Vessel. Other certificates which are on board the Vessel shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies. Other technical documentation which may be in the Sellers' possession shall be promptly forwarded to the Buyers at their expense, if they so request. The Sellers may keep the Vessel's log books but the Buyers to have the right to take copies of same.

9.   ENCUMBRANCES

     The Sellers warrant that the Vessel, at the time of delivery, is free from all charters, encumbrances, mortgages and maritime liens or any other debts whatsoever. The Sellers hereby undertake to indemnify the Buyers for any claims relating to title of the Vessel and against all consequences of liabilities or claims arising against the Vessel which have been incurred prior to the time of delivery, whether or not the claims have actually been made at or before the delivery.

10.  TAXES, ETC.

     Any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers' register shall be for the Sellers' account.

11.  CONDITION ON DELIVERY

     Subject to the Buyers rights under clause 5c, the Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was at the time of inspection, fair wear and tear excepted. However, the Vessel shall be delivered with her class maintained without condition/recommendation*, free of average damage affecting the Vessel's class, and with her classification certificates and national certificates, as well as all other certificates the Vessel had at the time of inspection, valid and unextended without condition/recommendation* by Class or the relevant authorities at the time of delivery.

     "Inspection" in this Clause 11, shall mean the Buyers' inspection according to Clause 4(a) or 4(b), if applicable, or the Buyers' inspection prior to the signing of this Agreement. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.

* Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.

12.  NAME/MARKINGS

     The Buyers undertake not to change the name of the Vessel or alter funnel markings until the expiry of the charter agreement referred to in Clause 18.

13.  BUYERS' DEFAULT

     Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to cancel the Agreement. The Sellers shall be entitled to claim compensation for their losses and for all expenses incurred together with interest.

14.  SELLERS' DEFAULT

     Should the Sellers fail to give Notice of Readiness in accordance with Clause 5(a) or fail to be ready to validly complete a legal transfer by the date stipulated in line 61 the Buyers shall have the option of canceling this Agreement provided always that the Sellers shall be granted a maximum of three banking days after Notice of Readiness has been given to make arrangements for the documentation set out in Clause 8. If after Notice of Readiness has been given but before the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not made physically ready again in every respect by the date stipulated in line 61 and new Notice of Readiness given, the Buyers shall retain their option to cancel.

     Should the Sellers fail to give Notice of Readiness by the date stipulated in line 61 or fail to be ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for their loss and for all expenses together with interest if their failure is due to proven negligence and whether or not the Buyers cancel this Agreement.

15.  (CLAUSE 15 INTENTIONALLY DELETED)

16.  ARBITRATION

     (a) and (b) intentionally deleted.

     (c) Any dispute arising out of this Agreement shall be referred to arbitration in Oslo, Norway, subject to the procedures applicable there. The laws of the Kingdom of Norway shall govern this Agreement.

17.  INITIAL PUBLIC OFFERING

     This Agreement is subject to a successful Initial Public Offering (IPO) of the common stock of Horizon Offshore, Inc. in the US. If the IPO does not occur on or before December 31, 1998, this Agreement will be cancelled by the Sellers and considered null and void.

18.  CHARTER AGREEMENT

     This Agreement is subject to the Sellers and the Buyers entering into a charter agreement for the chartering by the Sellers of the Vessel on such terms as follows from Annex A hereto, with effect as from the delivery of the Vessel and valid for 240 days as from the 1st January 1998.

19.  PAYMENT AND DELIVERY

     Subject to the closing of the IPO as described above, physical delivery of the Vessel shall take place within one week after the proceeds of the IPO have been received, and the Sellers shall give Buyers 5 days notice of estimated time of delivery. The Buyers shall keep the Sellers informed on the progress of the IPO.

     Payment of the purchase price shall be made in full simultaneously with the physical delivery of the vessel.

     For accounting purposes, and irrespective of the date of physical delivery of the Vessel, delivery shall be deemed to have taken place on 1st January 1998.

Oslo/Houston, December 1997

                                 DSND SHIPPING AS


                                 /s/ DIRK BLAAUW
                                 -------------------
                                     Dirk Blaauw


                                 HORIZON VESSELS, INC.


                                 /s/ BILL LAM
                                 -------------------
                                     Bill Lam

1.  Shipbroker                                                THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
                                                                            STANDARD BAREBOAT CHARTER
                                                                         CODE NAME: "BARECON 89"  PART I
------------------------------------------------------------------------------------------------------------------------------------

                                                               2.  Place and date
                                                                                  December 1997
------------------------------------------------------------------------------------------------------------------------------------

3.  Owners/Place of business                                   4.  Bareboat charters (Charterers)/Place of business

Horizon Vessels, Inc.                                              DSND Shipping AS
                                                                   Radhusgt.  23
                                                                   0158 Oslo
                                                                   Norway
------------------------------------------------------------------------------------------------------------------------------------

5.  Vessels' name.  Call Sign and Flag (Cl. 9(c))

"DSND Stephaniturm"
------------------------------------------------------------------------------------------------------------------------------------

6.  Type of Vessel                                             7.  GRT/NRT

 Diving Support Vessel                                             1954/586
------------------------------------------------------------------------------------------------------------------------------------

8.  When/Where built                                           9.  Total DWT (abt.) in metric tons on summer freeboard

 1978   /   Hitzler, Lauenburg, Germany                            1954
------------------------------------------------------------------------------------------------------------------------------------

10.  Class (Cl. 9)  Lloyds 100 Al                             11.  Date of last special survey by the Vessel's classificaton society

                    Diving Support Vessel DPAA LMG                 22nd April 1997
------------------------------------------------------------------------------------------------------------------------------------

12.  Further particulars of Vessel (also inidcate minimum number of months' validity of class certificates agreed acc. to Cl. 14)

 6 months
------------------------------------------------------------------------------------------------------------------------------------

13.  Port or Place of delivery (Cl. 2)                        14.  Time for Delivery (Cl. 3)            15.  Cancelling Date (Cl. 4)

                                                                   1st January 1998 or
     North Sea Sector                                              upon delivery of the                      N/A
                                                                   Vessel to the Owners, if later

------------------------------------------------------------------------------------------------------------------------------------

                                                              16.  Port or Place of redelivery (Cl. 14)
                                                                   North Sea
------------------------------------------------------------------------------------------------------------------------------------

17.  Running days' notice if other than stated in Cl. 3       18.  Frequency of dry-docking if other than stated in Cl. 9(f)

                                                                   18   /   30  months
 -----------------------------------------------------------------------------------------------------------------------------------

19.  Trading Limits (Cl. 9)

 N/A - world wide
------------------------------------------------------------------------------------------------------------------------------------

20.  Charter period                                           21.  Charter hire (Cl. 10)

 240 days as from                                                  USD 12,500 per day and for
 1st January 1998                                                  240 days
------------------------------------------------------------------------------------------------------------------------------------

22.  Rate of interest payable acc. to Cl. 10(f) and, if       23.  Currency and method of payment (Cl. 10)
  applicable, aop. to PART IV

  2% p.a. above LIBOR                                              USD
------------------------------------------------------------------------------------------------------------------------------------



                                              "Barecon 89" Standard Bareboat Charter                                         PART I
------------------------------------------------------------------------------------------------------------------------------------

24.  Place of payment; also state                             25.  Bank guarantee/bond (sum and place)
 beneficiary and bank account (Cl. 10)                             (Cl. 22)  (optional)

                                                                   N/A
------------------------------------------------------------------------------------------------------------------------------------

26.  Mortgage(s), if any, (state whether Cl. 11(a) or         27.  Insurance (marine and war risks) (state value acc. to Cl. 12(f)
 (b) applies; if 11(b) applies state date of Deed(s)               or, if applicable, acc. to Cl. 13(k))
 of Covenant and same of Mortgagee(s)/Place of                     (also state if Cl. 13 applies)
 business (Cl. 11)


------------------------------------------------------------------------------------------------------------------------------------

28.  Additional insurance cover, if any, for Owners'          29.  Additional insurance cover, if any, for Charters'
 12(b)) or, account limited to (Cl. if applicable, (Cl. 13(g))     account limited to (Cl. 12(b))  or, if applicable, (Cl. 13(g))



------------------------------------------------------------------------------------------------------------------------------------

30.  Latent defects (only to be filled in                     31.  War cancellation (indicate countries agreed ) (Cl. 24)
 if period other than stated in Cl. 2)



------------------------------------------------------------------------------------------------------------------------------------

32.  Brokerage commission and to whom payable (Cl. 25)

 N/A

------------------------------------------------------------------------------------------------------------------------------------

33.  Law and arbitration (state 25.1, 26.2, or                34.  Number of additional clauses covering special provisions,
 26.3 of Cl. 26 as agreed; if 26.3 agreed, also                    if agreed
 state place of arbitration) (Cl. 26)

26.3  -  arbitration in Oslo,
     Norwegian law
------------------------------------------------------------------------------------------------------------------------------------

35.  Newbuilding Vessel (indicate with                        36.  Name and place of Builders (only to be filled in if
 "yes" or "no" whether Part II applies) (optional)                 Part III applies)



------------------------------------------------------------------------------------------------------------------------------------

37.  Vessel's Yard Building No. (only to                      38.  Date of Building Contract (only to be filled in if
 be filled in if Part III applies)                                 Part III applies)



------------------------------------------------------------------------------------------------------------------------------------

39.  Hire/Purchse agreement (indicate with                    40.  Bareboat Charter Registry (indicate with "yes" or "no" whether
 "yes" or "no" whether Part IV applies)                            Part V applies) (optional)
(optional)


------------------------------------------------------------------------------------------------------------------------------------

41.  Flag and Country of Bareboat Charter Registry            42.  Country of Underlying Registry (only to be filled in if
 (only to be filled in if Part V applies)                          Part V applies)


------------------------------------------------------------------------------------------------------------------------------------


PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II, in the event of a conflict of conditions, the provisions of PART I shall prevail over those of
PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and shall only form part of this Charter if expressly agreed and stated in the Forms 36, 38 and 40. If PART III and/or PART IV and/or PART V apply, it is further mutually agreed that in the event of a conflict of conditions, the provisions of
PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Signature (Owners)                                        Signature (Charterers)

 Horizon Vessels, Inc.                                    DSND Shipping AS

 /s/ BILL LAM                                             /s/ DIRK BLAAUW
 -----------------------                                  ----------------------
     Bill Lam                                                 Dirk Blaauw

Part II
"Barecon 89" Standard Bareboat

1.   Definitions

     In this Charter, the following terms shall have the meanings hereby assigned to them:

     "The Owners" shall mean the person or company registered as Owners of the Vessel.

     "The Charterers" shall mean the Bareboat charterers and shall not be construed to mean a time charterer or a voyage charterer.

2.   Delivery (not applicable to newbuilding vessels)

     The Vessel shall be delivered and taken over by the Charterers at the port or place indicated in Box 13. in such ready berth as the Charterers may direct. The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy and in every respect ready in hull, machinery and equipment for service under the Charter. The Vessel shall be properly documented at time of delivery.

     The delivery to the Charterers of the Vessel and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners' obligations under Clause 2. and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel including latent defects.

3.   Time for Delivery (not applicable to newbuilding vessels)

     The Vessel to be delivered not before the date indicated in Box 14 unless with the Charterers' consent.


     Unless otherwise agreed in Box 17, the Owners to give the Charterers not less than 30 running days' preliminary and not less than 14 days' definite notice of the date on which the Vessel is expected to be ready for delivery.

     The Owners to keep the Charterers closely advised of possible changes in the Vessel's position.

4.   Cancelling (not applicable to newbuilding vessels)

     Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers to have the option of cancelling this Charter without prejudice to any claim the Charterers may otherwise have on the Owners under the Charter.

     If it appears that the Vessel will be delayed beyond the cancelling date, the Owners shall, as soon as they are in a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared within one hundred and sixty-eight (168) hours of the receipt by the Charterers of such notice. If the Charterers do not then exercise their option of cancelling, the seventh day after the readiness date stated in the Owners' notice shall be regarded as a new cancelling date for the purpose of the Clause.

5.   Trading Limits

     The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 19.

     The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the Instruments of Insurance (including any warranties expressed or implied therein) without first obtaining the consent to such employment of the Insurers and complying with such requirements as to extra premium or otherwise as the Insurers may prescribe. If required, the Charterers shall keep the Owners and the Mortgagees advised of the Intended employment of the Vessel.

     The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.

     Notwithstanding any other provisions contained in this charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial commercial, agricultural, medical or scientific purposes provided the Owners' prior approval has been obtained to loading thereof.

6.   Survey on Delivery and Re-Delivery

     The Owners and Charterers shall agree in writing at the time of delivery and redelivery hereunder on the quantity of bunkers and unused lubrication oils and sealed drums, and any difference shall be compensated by the respective party, ref. line 371-373.

7.   Inspection

     Inspection. -- The Owners shall have the right at any time to inspect or survey the Vessel or Instruct a duly authorized surveyor to carry out such survey on their behalf to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained.
Inspection or survey in dry-dock shall be made only when the Vessel shall be in dry-dock for the Charterers' purpose. However, the Owners shall have the right to require the Vessel to be dry-docked for inspection if the Charterers are not docking her at normal classification intervals. The fees for such inspection or survey shall in the event of the Vessel being found to be in the condition provided in Clause 9 of this Charter be payable by the Owners and shall be paid by the Charterers only in the event of the Vessel being found to require repairs or maintenance in order to achieve the condition so provided. All time taken in respect of inspection, survey or repairs shall count as time on hire and shall form part of the Charter period.

     The Charterers shall also permit the Owners to inspect the Vessel's log books whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel. For the purpose of this Clause, the Charterers shall keep the Owners advised of the intended employment of the Vessel.

9.   Maintenance and Operation

     (a) The Vessel shall during the Charter period be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, except as provided for in Clause 13(f), they shall keep the Vessel with unexpired classification of the class indicated in Box 10 and with other required certificates in force at all times.

     The Charterers to take immediate shape to have the necessary repairs done within a reasonable time failing which the Owners shall have the right of withdrawing the Vessel from the service of the Charterers without noting any protest and without prejudice to any claim the Owners may otherwise have against the Charterers under the Charter.

     Unless otherwise agreed, in the event of any improvement, structural changes or expensive new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation costing more than 5 per cent of the Vessel's marine insurance value as stated in Box 27, then the extent, if any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers having regard, inter alia, to the length of the period remaining under the Charter, shall in the absence of agreement, be referred to arbitration, according to Clause 26.

     The Charterers are required to establish and maintain financial security or responsibility in respect of all or other pollution damages as required by any government, including federal, state or municipal or other division of authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of the Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division of authority thereof. The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers' sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.

     (b) The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel, and repair the Vessel whenever required during the Charter period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners.

     Charterers shall comply with the regulation regarding officers and crew in force in the country of the Vessel's flag or any other applicable law.

     (c) During the currency of this Charter, the Vessel shall retain her present name as indicated in Box 5 and shall remain under and fly the flag as indicated in Box 5. Provided, however, that the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag. Painting and re-painting, installment and re-installment to be for the Charterers' account and time used thereby to count as time on hire.

     (d) The Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners' approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of the Charter.

     (e) The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the name of their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear excepted. The Charters shall from time to time during the Charter period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of material) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment at the end of the period of requested by the Owners.

     Any equipment including radio equipment ono hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any issued contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio requirements.

     (f) The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once in every eighteen calendar months after delivery unless otherwise agreed in Box 18.

10.  Hire

     (a) The Charterers shall pay to the Owners for the hire of the Vessel at the lump sum per calendar month as indicated in Box 21 commencing on and from the date and hour of that delivery to the Charterers and at and after the agreed lump sum for any part of a month. Hire to continue until the date and hour when the Vessel is redelivered by the Charterers to her Owners.

     (b) Payment of Hire, except for the first and last month's Hire, if sub-clause (c) of this Clause is applicable, shall be made in cash without discount every month in advance on the first day of each month in the currency and in the manner indicated in Box 23 and at the place mentioned in Box 24.

     (c) Payment of Hire for the first and last month's Hire if less than a full month shall be calculated proportionally according to the number of days in the particular calendar month and advance payment to be effected accordingly.

     (d) Should the Vessel be lost or missing, Hire to cease from the date and time when she was lost or last heard of. Any Hire paid in advance to be adjusted accordingly.

     (e) Time shall be of the essence in relation to payment of Hire hereunder, in default of payment beyond a period of seven running days, then Owners shall have the right to withdraw the Vessel from the services of the Charterers without noting any protest and without interferences by any court or any other formality whatsoever, and shall, without prejudice to any other claim the Owners may otherwise have against the Charterers under the Charter, be entitled to damages in respect of all costs and losses incurred as a result of the Charterers' default and the ensuing withdrawal of the Vessel.

     (f) Any delay in payment of Hire shall entitle the Owners to an interest at the rate per annum as agreed in Box 22. If Box 22 has not been filled in the current market rate in the country where the Owners have their Principal Place of Business shall apply.

11.  Mortgage
     (a) Owners warrant that they may mortgage the Vessel.

     (b) The Vessel chartered under this Charter is financed by a mortgage according to the Deed(s) of Covenant annexed to this Charter and as stated in Box 26. By their counter-signature on the Deed(s) of Covenant, the Charterers undertake to have acquainted themselves with all terms, conditions and provisions of the said Deed(s) of Covenant. The Charterers undertake that they will comply with all such instructions or directions in regard to the employment insurances, repairs and maintenances of the Vessel, etc., as laid down on the Deed(s) of Covenant or as may be directed from time to time during the currency of the Charter by the Mortgagee(s) in conformity with the Deed(s) of Covenant.

     (c) The Owners warrant that they have not effected any mortgage(s) other than stated in Box 26 and that they will not effect any other mortgage(s) without the prior consent of the Charterers.

     (-Optional- Clauses 11(a) and (b) are alternatives: Indicate alternative agreed in Box 26).

12.  Insurance and Repairs

     (a) During the Charter period the Vessel shall be kept insured by Charterers at their expense against marine, war and Protection and Indemnity risks in such form as the Owners shall in writing approve, which approval shall not be unreasonably withheld. Such marine, war and P. and I. Insurance shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and mortgagees (if any), and the Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint. All insurance policies shall be in the joint names of the Owners and the Charterers as their interests may appear.

If the Charterers fail to arrange and keep any of the insurances provided for under the provisions of sub-clause (a) above in the manner described therein, the Owners shall notify the Charterers whereupon the Charterers shall rectify the position within seven running days, telling which Owners shall have the right to withdraw the Vessel from the service of the Charterers without prejudice to any claim the Owners may otherwise have against the Charterers.

The Charterers shall, subject to the approval of the Owners and the Underwriters, effect all insured repairs and shall undertake settlement of all costs in connection with such repairs as well as insured charges, expenses and liabilities (reimbursement to be secured by the Charterers from the Underwriters) to the extent of coverage under the insurance herein provided for.

The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurance and/or not exceeding any possible franchise(s) deductibles provided for in the insurances.

All time used for repairs under the provisions of sub-clause (a) of this Clause and for repairs of latent defects according to Clause 2 above including any deviation shall count as time on hire and shall form part of the Charter period.

     (b) If the conditions of the above insurance permit additional insurances to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 28 and Box 29, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.

     (c) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurance required under sub-clause(s) of Clause 12, all insurance payments for such loss shall be paid to the Mortgagee, if any. In the manner described in the Deed(s) of Covenant, who shall distribute the moneys between themselves, the Owners and the Charterers according to their respective interests. The Charterers undertake to notify the Owners and the Mortgagees, if any, of any occurrences in consequence of which the Vessel is likely to become a Total Loss as defined in this Clause.

     (d) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Charterers in accordance with sub-clause (a) of this Clause, this Charter shall terminate as of the date of such loss.

     (e) The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.

     (f) For the purposes of insurance coverage against marine and war risks under the provisions of sub-clause (a) of this Clause, the value of the Vessel is the sum indicated in Box 27.

13.  Clause 13 Intentionally Deleted

14.  Redelivery

     The Charterers shall at the expiration of the Charter period redeliver the Vessel at a safe and ice-free port or place as indicated in Box 16. The Charterers shall give the Owners not less than 30 running days' preliminary and not less than 14 days' definite notice of expected data, range of ports of redelivery or port or places of redelivery. Any changes thereafter in Vessel's position shall be notified immediately to the Owners.

Should the Vessel be ordered on a voyage by which the Charter period may be exceeded the Charterers to have the use of the Vessel to enable them to complete the voyage, provided it could be reasonably circulated that the voyage would allow redelivery about the time fixed for the termination of the Charter.

The Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted.

The Vessel upon redelivery shall have her survey cycles up to date and class certificates valid for at least the number of months agreed in Box 12.

15.  Non-Lien and Indemnity

The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel.

The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter period a notice reading as follows:

"This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever."

The Charterers shall indemnify and hold the Owners harmless against any lien of whatsoever nature arising upon the Vessel during the Charter period while she is under the control of the Charterers, and against any claims against the Owners arising out of or in relation to the operation of the Vessel by the Charterers. Should the Vessel be arrested by reason of crimes or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released and at their own expense put up bail to secure release of the Vessel.

16.  Lien

     The Owners to have a lien upon all cargoes and sub-freights belonging to the Charterers and any Bill of Lading freight for all claims under the Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned.

17.  Salvage

     All salvage and towage performed by the Vessel shall be for the Charterers' benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

18.  Wreck Removal

     In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

19.  General Average

     General Average, if any, shall be adjusted according to the York-Antwerp Rules 1974 or any subsequent modification thereof current at the time of the casualty.

The Charter Hire not to contribute to General Average.

20.  Assignment and Sub-Demise

     The Charterers shall not assign this Charter nor sub-demise the Vessel except with the prior consent in writing of the Owners which shall not be unreasonably withheld and subject to such terms and conditions as the Owners shall approve.

21.  Bills of Lading

     The Charterers are to procure that all Bills of Lading issued for carriage of goods under this Charter shall contain a Paramount Clause incorporating any legislation relating to Carrier's liability for cargo compulsorily applicable in the trade; if no such legislation exists, the Bills of Lading shall incorporate this British Carriage of Goods by Sea Act. The Bills of Lading shall also contain the amended New Jason Clause and the Both-to-Blame Collision Clause.

The Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.

22.  Bank Guarantee

     The Charterers undertake to furnish, before delivery of the Vessel, a first class bank guarantee or bond in the sum and at the place as indicated in Box 25 as guarantee for full performance of their obligations under this Charter. Optional, only to apply if Box 25 filled in.

23.  Requisition/Acquisition

     (a) In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as "Requisition for Hire"). Irrespective of the date during the Charter period when "Requisition for Hire may occur and Irrespective of the length thereof and whether or not it be for an indefinite or a limited ________________________.

24.  War

     (a) The Vessel unless the consent of the Owners be first obtained not to be ordered nor continue to any piece or on any voyage nor be used on any service which will bring her within a zone which is dangerous as the result of any actual or threatened act of war, war, hostilities, operations, acts of piracy or of hostility or malicious damage against this or any other vessel or its cargo by any person, body or State whatsoever, revolution, civil war, civil commotion or the operation of international law, nor be exposed in any way to Sanctions, nor carry any goods that may in any way expose her to any risks of seizure, capture, penalties or any other interference of any kind whatsoever by the belligerent or fighting powers or parties or by any Government or Ruler.

     (b) The Vessel to have liberty to comply with any orders or directions as to departure, arrival, routes, ports of call, stoppages, destination, delivery or in any other wise whatsoever given by the Government of the nation under whose flag the Vessel sails or any other Government or any person (or body) acting or purporting to act with the authority of such Government or by any committee or person having under the terms of the war risks insurance on the Vessel the right to give any such orders or directions.

     (c) In the event of outbreak of war (whether there be a declaration of war or not) between any two or more of the countries as stated in Box 31, both the Owners and the Charterers shall have the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 14, if she has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching or entering it at a near open and safe port as directed by the Owners, or if she has no cargo on board, at the port at which she then is or if at sea at a near open and safe port as directed by the Owners. In all cases hire shall continue to be paid in accordance with Clause 10 and except as aforesaid all other provisions of this Charter shall apply until redelivery.

25.  Commission

     The Owners to pay a commission at the rate indicated in Box 32 to the Brokers named in Box 32 on any Hire paid under the Charter but in no case less than is necessary to cover the actual expenses of the Brokers and a reasonable fee for their work. If the full Hire is not paid owing to breach of Charter by either of the parties the party liable therefor to indemnify the Brokers against heir loss of commission.

Should the parties agree to cancel the Charter, the Owners to indemnify the Broker against any loss of commission but in such case the commission not to exceed the brokerage on one year's Hire.